Exhibit 77(q)(1)

                  EXHIBITS PILGRIM GROWTH AND INCOME FUND, INC.

(a)(1)  Form  of  Amended  and  Restated   Articles  of   Incorporation  is
        incorporated by reference to Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A as filed on July 26, 2000.

(a)(2) Form of Articles Supplementary is incorporated by reference to Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A as filed on July 26, 2000.

(a)(3) Form of Amended and Restated By-Laws is incorporated by reference to Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A as filed on July 26, 2000.

(e)(1) Form of Investment Management Agreement between the Fund and ING Pilgrim Investments is incorporated by reference to Post-Effective
       Amendment No. 69 to the Registration Statement on Form N-1A as filed on July 26, 2000.